WEB DESIGN/CONSULTATION PROGRAM AGREEMENT

     This agreement is made by and between Diamond International Group, a company havingits principal office at 6 Commercial Street, Hicksville, NY 11801, (""TheCompany"") and NetSight Systems, Inc., a Delaware Corporation having itsprincipal offices at 1100 University Avenue, Rochester, NY 14607 (""TheConsultant"".)

     Inconsideration of the mutual promise contained herein and on the terms andconditions set hereinafter set forth, the Company and the Consultant agree asfollow:

(1.) PROVISION OF SERVICES for Diamond InternationalGroup.

     (A) Consultant shall, to the extentreasonably required in the conduct of business of the Company, place at thedisposal of the Company and its judgment and experience and, to such extent andat the prior written request of the President of the Company, provide webdevelopment, including without limitation the following:

          (I)  Web site design:
               A) Extensivegraphic design to fully incorporate the representation of Company.
               B) Specificationsand details of site tailored to Company"s image.
          (II) Domain name registration.
          (III) Web programming
          (IV) Ownership:
               A)   Companywill retain ownership of web site at its launch.
               B)   Website will retain the status ""Powered by NetSight".

          (V) Dedication to adjustments arising at Company"s discretion forthe next three (3) months.

     (B) Please courier research report and current pressreleases to the production department at 209 Royal View, Pittsford, NY 14534.

2. COMPENSATION

(A) The total cost for the package is100,000 free trading shares in Diamond International Group Inc. Please issuestock certificates to Eric Monchecourt # ###-##-####. DTC transfer instructionswill be made available upon request.

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3. LIABILITY;INDEMNIFICATION

     (A) TheCompany shall indemnify, save harmless and defend Consultant and its officers,directors, employees and agents (including without limitation the Observer)from, against and in respect of any loss, damage, liability, judgment, cost orexpense whatsoever, including counsel fees, suffered or incurred by it or himby reason of, or on account of, its status or activities as a consultant to theCompany hereunder (and, in the case of the Observer, his participation inmeetings of the Board of Directors of the Company), except for any loss , damage,liability, judgment, cost or expense resulting from willful malfeasance, badfaith or gross negligence in the performance of Consultant"s duties hereunder.

     (B) Consultantshall indemnify, save harmless and defend the Company and its officers, directors,employees and agents from, against and in respect of any loss, damage,liability, judgment, cost or expense whatsoever, including counsel fees,suffered or incurred by it or him by reason of, or on account of, willfulmalfeasance, bad faith or gross negligence in the performance of Consultant"sduties hereunder.

4. STATUS OFCONSULTANT

     Consultant shall at all times be an independentcontractor of the Company and, except as expressly provided or authorized bythis Agreement, shall have no authority to act for or represent theCompany. The Company acknowledges thatthe Consultant may, from time to time, subcontract the performance of certainof its services hereunder to third parties, in which event the Consultant shallbe responsible for the timely and professional performance of such services asif the Consultant had provided same.

5. OTHER ACTIVITIESOF CONSULTANT

     The Company recognizes that Consultant now renders andmay continue to render management and other services to other companies whichmay or may not have policies and conduct activities similar to those of theCompany. Consultant shall be free to render such advice and other services andthe Company hereby consents thereto. Consultant shall not be required to devoteits full time and attention to the performance of its duties under thisAgreement, but shall devote only so much of its time and attention as it deemsreasonable or necessary for such purposes.

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6. TERMS

Consulting agreement will become effectiveupon receipt of signed contract and payment.

7. IN GENERAL

This agreement sets forth the entire agreement andunderstanding between the parties with respect to its subject matter andsupersedes all prior discussions, agreements and understandings of every andany nature between them with respect thereto. This agreement shall be governedby and construed in accordance with the laws of the State of New Yorkapplicable to agreements made to be performed entirely within such State.

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IN WITNESS WHEREOF, Theparties have caused this agreement to be signed by their respective officers orrepresentatives duly authorized on the day and year first below written

Diamond InternationalGroup Inc.
/s/ Richard Levinson                                    7/11/01
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Richard Levinson                                        Date
Chief Executive Officer

NetSight Systems, Inc.

/s/ Eric Monchecourt                                    July 3, 2001
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Eric Monchecourt                                        Date
Director